PROXY


                      ANNUAL GENERAL MEETING OF MEMBERS OF

                              WEALTH MINERALS LTD.

TO BE HELD AT THE OFFICES OF WEALTH MINERALS LTD.,
#1901 - 1177 WEST HASTINGS ST.,
VANCOUVER, BRITISH COLUMBIA
ON MONDAY, SEPTEMBER 27, 2004, AT 10:00 A.M.

THE UNDERSIGNED MEMBER OF THE COMPANY HEREBY APPOINTS, Gary Freeman, a Director of the Company, or failing this person, Gil Atzmon, a Director of the Company, or in the place of the foregoing, , (print the name), as proxyholder for and on behalf of the Member with the power of substitution to attend, act and vote for and on behalf of the Member in respect of all matters that may properly come before the aforesaid meeting of the Members of the Company (the "Meeting") and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Member were present at the said Meeting, or any adjournment thereof.

The Member hereby directs the proxyholder to vote the securities of the Company registered in the name of the Member as specified herein.

RESOLUTIONS (For full details of each item, please see the enclosed Notice of Meeting and Information Circular)

                                                                FOR  AGAINST

1.   To receive Directors' Report
                                                               -----  -----

2.   To receive Audited Financial Statements and Auditors'
     Report
                                                               -----  -----

3.   To authorize the Directors to fix the Auditors'
     remuneration
                                                               -----  -----

4.   To approve and adopt the stock option plan
                                                               -----  -----

5.   To approve,  in advance the issuance in excess of 25%
     of the issued capital in any future financings
                                                               -----  -----

6.   To ratify and approve the acts of the Directors taken
     since the last Annual General Meeting
                                                               -----  -----

                                                                FOR  WITHHOLD

1.   Appointment of Auditors
                                                               -----  -----

2.   To elect as Director, Gary Freeman
                                                               -----  -----

3.   To elect as Director, Jerry Pogue
                                                               -----  -----

4.   To elect as Director, Gil Atzmon
                                                               -----  -----

5.   To elect as Director, Michael Bartlett
                                                               -----  -----

6.   To grant the  proxyholder  authority to vote at his/her
     discretion  on  any  other  business  or  amendment  or
     variation to the previous resolution
                                                               -----  -----



THE UNDERSIGNED MEMBER HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN TO ATTEND AND VOTE AT SAID MEETING.

SIGN HERE:               _________________________________________

PLEASE PRINT NAME:       _________________________________________

DATE:                    _________________________________________



THIS PROXY FORM MAY NOT BE VALID UNLESS IT IS SIGNED AND DATED.

SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON REVERSE.

INSTRUCTIONS FOR COMPLETION OF PROXY

1.   THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE COMPANY.

2. This form of proxy ("Instrument of Proxy") MAY NOT BE VALID UNLESS IT IS SIGNED by the Member or by his attorney duly authorized by him in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and IF EXECUTED BY AN ATTORNEY, OFFICER, OR OTHER DULY APPOINTED REPRESENTATIVE, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

3. IF THIS INSTRUMENT OF PROXY IS NOT DATED in the space provided, authority is hereby given by the Member for the proxyholder to date this proxy on the date on which it is received by Computershare Trust Company of Canada .

4. A MEMBER WHO WISHES TO ATTEND THE MEETING AND VOTE ON THE RESOLUTIONS IN PERSON, may do so as follows:

     (a) IF THE MEMBER IS REGISTERED AS SUCH ON THE BOOKS OF THE COMPANY, simply register the Member's attendance with the scrutineers at the Meeting.

     (b)      IF THE SECURITIES OF A MEMBER are HELD BY A FINANCIAL INSTITUTION,
              (i) cross off the management appointees' names and insert the Member's name in the blank space provided; (ii) indicate a voting choice for each resolution or, alternatively, leave the choices blank if you wish not to vote until the Meeting; and (iii) sign, date and return the Instrument of Proxy to the financial institution or its agent. At the Meeting, a vote will be taken on each of the resolutions set out on this Instrument of Proxy and the Member's vote will be counted at that time.

5. A MEMBER WHO IS NOT ABLE TO ATTEND THE MEETING IN PERSON BUT WISHES TO VOTE ON THE RESOLUTIONS, may do either of the following:

     (a) TO APPOINT ONE OF THE MANAGEMENT APPOINTEES named on the Instrument of Proxy, leave the wording appointing a nominee as is, and simply sign, date and return the Instrument of Proxy. Where no choice is specified by a Member with respect to a resolution set out on the Instrument of Proxy, a management appointee acting as proxyholder will vote the securities as if the Member had specified an affirmative vote.

     (b) TO APPOINT ANOTHER PERSON, who need not be a Member of the Company, to vote according to the Member's instructions, cross off the management appointees' names and insert the Member's appointed proxyholder's name in the space provided, and then sign, date and return the Instrument of Proxy. Where no choice is specified by the Member with respect to a resolution set out on the Instrument of Proxy, this Instrument of Proxy confers discretionary authority upon the Member's appointed proxyholder.

6. THE SECURITIES REPRESENTED BY THIS INSTRUMENT OF PROXY WILL BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS OF THE MEMBER ON ANY POLL of a resolution that may be called for and, if the Member specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, if so authorized by this Instrument of Proxy, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

7. If a registered Member has returned the Instrument of Proxy, THE MEMBER MAY STILL ATTEND THE MEETING and may vote in person should the Member later decide to do so. However, to do so, the Member must record his/her attendance with the scrutineers at the Meeting and revoke the Instrument of Proxy in writing.


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 TO BE REPRESENTED AT THE MEETING, THIS INSTRUMENT OF PROXY MUST BE RECEIVED AT
THE OFFICE OF "COMPUTERSHARE TRUST COMPANY OF CANADA" BY MAIL OR BY FAX NO LATER
                                      THAN
 FORTY EIGHT ("48") HOURS (EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS) PRIOR TO
                THE TIME OF THE MEETING, OR ADJOURNMENT THEREOF.
 THE MAILING ADDRESS OF COMPUTERSHARE TRUST COMPANY IS 100 UNIVERSITY AVE., 9TH
                        FLOOR, TORONTO, ONTARIO, M5J 2Y1
                     AND ITS FAX NUMBER IS (416) 981-9800.

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